Investor Contact:	Media Contact:
Paul Trussell	Virginia Rustique-Petteni
investor.relations@nike.com	media.relations@nike.com
NIKE, INC. REPORTS FISCAL 2023 FOURTH QUARTER
AND FULL YEAR RESULTS

BEAVERTON, Ore., June 29, 2023 — NIKE, Inc. (NYSE:NKE) today reported financial results for its fiscal 2023 fourth quarter and full year ended May 31, 2023.

•Full year reported revenues were $51.2 billion, up 10 percent compared to prior year and up 16 percent on a currency-neutral basis*
•Fourth quarter reported revenues were $12.8 billion, up 5 percent compared to prior year and up 8 percent on a currency-neutral basis
•NIKE Direct reported revenues for the fourth quarter were $5.5 billion, up 15 percent compared to prior year and up 18 percent on a currency-neutral basis
•Wholesale reported revenues for the fourth quarter were $6.7 billion, down 2 percent compared to prior year and up 2 percent on a currency-neutral basis
•Gross margin for the fourth quarter decreased 140 basis points to 43.6 percent
•Diluted earnings per share was $0.66 for the fourth quarter

“NIKE’s strong results make clear that our strategy is working,” said John Donahoe, President & CEO, NIKE, Inc. “FY23 was a milestone year for NIKE as our unique advantages continue to drive competitive separation. Our investment in innovation and our digital leadership are fueling broad-based growth across our portfolio of brands, as we create value by serving the future of sport.”**

Matthew Friend, Executive Vice President and Chief Financial Officer, said, “FY23 demonstrated the power of NIKE’s portfolio to fuel strong growth, year after year. We finished the year with mid-teens currency-neutral revenue growth and a healthy marketplace — setting the foundation for sustainable, profitable growth in FY24 and beyond.”**

Fourth Quarter Income Statement Review

•Revenues for NIKE, Inc. increased 5 percent to $12.8 billion compared to the prior year and were up 8 percent on a currency-neutral basis.
◦Revenues for the NIKE Brand were $12.2 billion, up 5 percent on a reported basis and up 8 percent on a currency-neutral basis, with growth across all brands, channels and geographies.
◦NIKE Direct revenues were $5.5 billion, up 15 percent compared to prior year and up 18 percent on a currency-neutral basis, led by NIKE-owned stores growth of 24 percent and NIKE Brand Digital growth of 14 percent.
◦Revenues for Converse were $586 million, down 1 percent on a reported basis and up 1 percent on a currency-neutral basis, led by double-digit growth in Asia, offset by declines in Europe.
•Gross margin decreased 140 basis points to 43.6 percent, primarily due to higher product input costs and elevated freight and logistics costs, higher markdowns and continued unfavorable changes in net foreign currency exchange rates — partially offset by strategic pricing actions and lapping higher inventory obsolescence reserves in Greater China in the prior period.
•Selling and administrative expense increased 8 percent to $4.4 billion.
◦Demand creation expense was $1.1 billion, up 3 percent, primarily due to sports marketing, and advertising and marketing expense.
◦Operating overhead expense increased 10 percent to $3.3 billion, primarily due to wage-related expenses and NIKE Direct variable costs.
•The effective tax rate was 17.3 percent compared to (4.7) percent for the same period last year, due to a non-cash, one-time benefit in the prior year related to the onshoring of our non-U.S. intangible property.
•Net income was $1.0 billion, down 28 percent, and Diluted earnings per share was $0.66, down 27 percent compared to prior year.

Fiscal 2023 Income Statement Review

•Revenues for NIKE, Inc. increased 10 percent to $51.2 billion, up 16 percent on a currency-neutral basis.
◦Revenues for the NIKE Brand were $48.8 billion, up 10 percent on a reported basis and up 16 percent on a currency-neutral basis, driven by double-digit growth across NIKE Direct and our wholesale business.
◦NIKE Direct revenues were $21.3 billion, up 14 percent on a reported basis and up 20 percent on a currency-neutral basis, led by NIKE Brand Digital growth of 24 percent and NIKE-owned stores growth of 14 percent.
◦Revenues for Converse were $2.4 billion, up 3 percent on a reported basis and up 8 percent on a currency-neutral basis, led by double-digit growth in North America, partially offset by declines in Asia.
•Gross margin decreased 250 basis points to 43.5 percent, primarily due to higher product input costs and elevated freight and logistics costs, higher markdowns and continued unfavorable changes in net foreign currency exchange rates — partially offset by strategic pricing actions.
•Selling and administrative expense increased 11 percent to $16.4 billion.
◦Demand creation expense was $4.1 billion, up 5 percent compared to prior year, primarily due to advertising and marketing, and sports marketing expense.
◦Operating overhead expense increased 12 percent to $12.3 billion primarily due to wage-related expenses, NIKE Direct variable costs and higher strategic technology enterprise investments.
•The effective tax rate was 18.2 percent, compared to 9.1 percent for the same period last year, due to decreased benefits from stock-based compensation and a non-cash, one-time benefit in the prior year related to the onshoring of our non-U.S. intangible property.
•Net income was $5.1 billion, down 16 percent, and Diluted earnings per share was $3.23, down 14 percent compared to prior year.

May 31, 2023 Balance Sheet Review

•Inventories for NIKE, Inc. were $8.5 billion, flat compared to the prior year period.
•Cash and equivalents and short-term investments were $10.7 billion, $2.3 billion lower than prior year, as cash generated by operations was used for share repurchases, cash dividends, capital expenditures and the retirement of $500 million of debt upon maturity.

Shareholder Returns

NIKE continues to have a strong track record of investing to fuel growth and consistently increasing returns to shareholders, including 21 consecutive years of increasing dividend payouts.

In the fourth quarter, the Company returned approximately $1.9 billion to shareholders, including:
•Dividends of $524 million, up 9 percent from prior year.
•Share repurchases of $1.4 billion, reflecting 11.5 million shares retired as part of the four-year, $18 billion program approved by the Board of Directors in June 2022.

In fiscal 2023, the Company returned approximately $7.5 billion to shareholders, including:
•Dividends of $2.0 billion, up 10 percent from prior year.
•Share repurchases of $5.5 billion, reflecting 50.0 million shares retired. The Company repurchased $0.7 billion, reflecting 6.5 million shares retired under the Company’s previous four-year, $15 billion program approved by the Board of Directors in June 2018 and $4.8 billion, reflecting 43.5 million shares retired under the Company’s current four-year, $18 billion program approved by the Board of Directors in June 2022.

Under the previous $15 billion program, which was terminated in August 2022, a total of 83.8 million shares for $9.4 billion were repurchased.

Conference Call

NIKE, Inc. management will host a conference call beginning at approximately 2:00 p.m. PT on June 29, 2023, to review fiscal fourth quarter and full year results. The conference call will be broadcast live via the Internet and can be accessed at http://investors.nike.com. For those unable to listen to the live broadcast, an archived version will be available at the same location through 9:00 p.m. PT, July 20, 2023.

About NIKE, Inc.

NIKE, Inc., based near Beaverton, Oregon, is the world’s leading designer, marketer and distributor of authentic athletic footwear, apparel, equipment and accessories for a wide variety of sports and fitness activities. Converse, a wholly-owned NIKE, Inc. subsidiary brand, designs, markets and distributes athletic lifestyle footwear, apparel and accessories. For more information, NIKE, Inc.’s earnings releases and other financial information are available on the Internet at http://investors.nike.com. Individuals can also visit http://news.nike.com and follow @NIKE.

*	See additional information in the accompanying Divisional Revenues table or the Supplemental NIKE Brand Revenue table regarding this non-GAAP financial measure.
**
The marked paragraphs contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are detailed from time to time in reports filed by NIKE with the U.S. Securities and Exchange Commission (SEC), including Forms 8-K, 10-Q and 10-K.

(Tables Follow)

NIKE, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	THREE MONTHS ENDED		%	TWELVE MONTHS ENDED		%
(In millions, except per share data)	5/31/2023	5/31/2022	Change	5/31/2023	5/31/2022	Change
Revenues	$12,825	$12,234	5%	$51,217	$46,710	10%
Cost of sales	7,230	6,731	7%	28,925	25,231	15%
Gross profit	5,595	5,503	2%	22,292	21,479	4%
Gross margin	43.6%	45.0%		43.5%	46.0%

Demand creation expense	1,092	1,061	3%	4,060	3,850	5%
Operating overhead expense	3,282	2,974	10%	12,317	10,954	12%
Total selling and administrative expense	4,374	4,035	8%	16,377	14,804	11%
% of revenues	34.1%	33.0%		32.0%	31.7%

Interest expense (income), net	(28)	40	—	(6)	205	—
Other (income) expense, net	3	54	—	(280)	(181)	—
Income before income taxes	1,246	1,374	-9%	6,201	6,651	-7%
Income tax expense (benefit)	215	(65)	431%	1,131	605	87%
Effective tax rate	17.3%	(4.7)%		18.2%	9.1%

NET INCOME	$1,031	$1,439	-28%	$5,070	$6,046	-16%

Earnings per common share:
Basic	$0.67	$0.91	-26%	$3.27	$3.83	-15%
Diluted	$0.66	$0.90	-27%	$3.23	$3.75	-14%

Weighted average common shares outstanding:
Basic	1,536.5	1,572.0		1,551.6	1,578.8
Diluted	1,556.3	1,595.0		1,569.8	1,610.8

Dividends declared per common share	$0.340	$0.305		$1.325	$1.190

NIKE, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	May 31,	May 31,	% Change
(Dollars in millions)	2023	2022
ASSETS
Current assets:
Cash and equivalents	$7,441	$8,574	-13%
Short-term investments	3,234	4,423	-27%
Accounts receivable, net	4,131	4,667	-11%
Inventories	8,454	8,420	0%
Prepaid expenses and other current assets	1,942	2,129	-9%
Total current assets	25,202	28,213	-11%
Property, plant and equipment, net	5,081	4,791	6%
Operating lease right-of-use assets, net	2,923	2,926	0%
Identifiable intangible assets, net	274	286	-4%
Goodwill	281	284	-1%
Deferred income taxes and other assets	3,770	3,821	-1%
TOTAL ASSETS	$37,531	$40,321	-7%
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$500	-100%
Notes payable	6	10	-40%
Accounts payable	2,862	3,358	-15%
Current portion of operating lease liabilities	425	420	1%
Accrued liabilities	5,723	6,220	-8%
Income taxes payable	240	222	8%
Total current liabilities	9,256	10,730	-14%
Long-term debt	8,927	8,920	0%
Operating lease liabilities	2,786	2,777	0%
Deferred income taxes and other liabilities	2,558	2,613	-2%
Redeemable preferred stock	—	—	—
Shareholders’ equity	14,004	15,281	-8%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$37,531	$40,321	-7%

NIKE, Inc.
DIVISIONAL REVENUES
(Unaudited)

				% Change Excluding Currency Changes[1]				% Change Excluding Currency Changes[1]
	THREE MONTHS ENDED		%		TWELVE MONTHS ENDED		%
(Dollars in millions)	5/31/2023	5/31/2022	Change		5/31/2023	5/31/2022	Change
North America
Footwear	$3,807	$3,580	6%	7%	$14,897	$12,228	22%	22%
Apparel	1,349	1,375	-2%	-2%	5,947	5,492	8%	9%
Equipment	199	160	24%	24%	764	633	21%	21%
Total	5,355	5,115	5%	5%	21,608	18,353	18%	18%
Europe, Middle East & Africa
Footwear	2,174	2,030	7%	11%	8,260	7,388	12%	25%
Apparel	1,038	1,083	-4%	0%	4,566	4,527	1%	14%
Equipment	138	138	0%	4%	592	564	5%	18%
Total	3,350	3,251	3%	7%	13,418	12,479	8%	21%
Greater China
Footwear	1,336	1,178	13%	22%	5,435	5,416	0%	8%
Apparel	438	350	25%	36%	1,666	1,938	-14%	-7%
Equipment	36	33	9%	19%	147	193	-24%	-18%
Total	1,810	1,561	16%	25%	7,248	7,547	-4%	4%
Asia Pacific & Latin America
Footwear	1,230	1,197	3%	7%	4,543	4,111	11%	19%
Apparel	409	429	-5%	1%	1,664	1,610	3%	13%
Equipment	57	56	2%	8%	224	234	-4%	4%
Total	1,696	1,682	1%	6%	6,431	5,955	8%	17%
Global Brand Divisions[2]	14	48	-71%	-72%	58	102	-43%	-43%
TOTAL NIKE BRAND	12,225	11,657	5%	8%	48,763	44,436	10%	16%
Converse	586	593	-1%	1%	2,427	2,346	3%	8%
Corporate[3]	14	(16)	—	—	27	(72)	—	—
TOTAL NIKE, INC. REVENUES	$12,825	$12,234	5%	8%	$51,217	$46,710	10%	16%

TOTAL NIKE BRAND
Footwear	$8,547	$7,985	7%	10%	$33,135	$29,143	14%	20%
Apparel	3,234	3,237	0%	3%	13,843	13,567	2%	8%
Equipment	430	387	11%	14%	1,727	1,624	6%	13%
Global Brand Divisions[2]	14	48	-71%	-72%	58	102	-43%	-43%
TOTAL NIKE BRAND REVENUES	$12,225	$11,657	5%	8%	$48,763	$44,436	10%	16%
[1] The percent change has been calculated using actual exchange rates in use during the comparative prior year period and is provided to enhance the visibility of the underlying business trends by excluding the impact of translation arising from foreign currency exchange rate fluctuations, which is considered a non-GAAP financial measure. Management uses this non-GAAP financial measure when evaluating the Company's performance, including when making financial and operating decisions. Additionally, management believes this non-GAAP financial measure provides investors with additional financial information that should be considered when assessing the Company’s underlying business performance and trends. References to this measure should not be considered in isolation or as a substitute for other financial measures calculated and presented in accordance with U.S. GAAP and may not be comparable to similarly titled non-GAAP measures used by other companies.

[2] Global Brand Divisions revenues include NIKE Brand licensing and other miscellaneous revenues that are not part of a geographic operating segment.
[3] Corporate revenues primarily consist of foreign currency hedge gains and losses related to revenues generated by entities within the NIKE Brand geographic operating segments and Converse, but managed through the Company’s central foreign exchange risk management program.

NIKE, Inc.
SUPPLEMENTAL NIKE BRAND REVENUE DETAILS
(Unaudited)
				% Change Excluding Currency Changes[1]

	TWELVE MONTHS ENDED		%
(Dollars in millions)	5/31/2023	5/31/2022	Change
NIKE Brand Revenues by:
Sales to Wholesale Customers	$27,397	$25,608	7%	14%
Sales through NIKE Direct	21,308	18,726	14%	20%
Global Brand Divisions[2]	58	102	-43%	-43%
TOTAL NIKE BRAND REVENUES	$48,763	$44,436	10%	16%

NIKE Brand Revenues on a Wholesale Equivalent Basis:[3]
Sales to Wholesale Customers	$27,397	$25,608	7%	14%
Sales from our Wholesale Operations to NIKE Direct Operations	12,730	10,543	21%	27%
TOTAL NIKE BRAND WHOLESALE EQUIVALENT REVENUES	$40,127	$36,151	11%	18%

NIKE Brand Wholesale Equivalent Revenues by:[3,4]
Men’s	$20,733	$18,797	10%	17%
Women’s	8,606	8,273	4%	11%
NIKE Kids’	5,038	4,874	3%	10%
Jordan Brand	6,589	5,122	29%	35%
Others[4]	(839)	(915)	8%	-3%
TOTAL NIKE BRAND WHOLESALE EQUIVALENT REVENUES	$40,127	$36,151	11%	18%
[1] The percent change has been calculated using actual exchange rates in use during the comparative prior year period and is provided to enhance the visibility of the underlying business trends by excluding the impact of translation arising from foreign currency exchange rate fluctuations, which is considered a non-GAAP financial measure. Management uses this non-GAAP financial measure when evaluating the Company's performance, including when making financial and operating decisions. Additionally, management believes this non-GAAP financial measure provides investors with additional financial information that should be considered when assessing the Company’s underlying business performance and trends. References to this measure should not be considered in isolation or as a substitute for other financial measures calculated and presented in accordance with U.S. GAAP and may not be comparable to similarly titled non-GAAP measures used by other companies.

[2] Global Brand Divisions revenues include NIKE Brand licensing and other miscellaneous revenues that are not part of a geographic operating segment.
[3] References to NIKE Brand wholesale equivalent revenues, which are considered non-GAAP financial measures, are intended to provide context as to the total size of the Company’s NIKE Brand market footprint if it had no NIKE Direct operations. NIKE Brand wholesale equivalent revenues consist of 1) sales to external wholesale customers and 2) internal sales from the Company’s wholesale operations to its NIKE Direct operations which are charged at prices comparable to those charged to external wholesale customers. Management uses this non-GAAP financial measure when evaluating the Company's performance, including when making financial and operating decisions. Additionally, management believes this non-GAAP financial measure provides investors with additional financial information that should be considered when assessing the Company’s underlying business performance and trends. References to this measure should not be considered in isolation or as a substitute for other financial measures calculated and presented in accordance with U.S. GAAP and may not be comparable to similarly titled non-GAAP measures used by other companies.

[4] Others include products not allocated to Men’s, Women’s, NIKE Kids’ and Jordan Brand, as well as certain adjustments that are not allocated to products designated by consumer.

NIKE, Inc.
EARNINGS BEFORE INTEREST AND TAXES[1]
(Unaudited)

	THREE MONTHS ENDED		%	TWELVE MONTHS ENDED		%
(Dollars in millions)	5/31/2023	5/31/2022	Change	5/31/2023	5/31/2022	Change
North America	$1,390	$1,478	-6%	$5,454	$5,114	7%
Europe, Middle East & Africa	781	899	-13%	3,531	3,293	7%
Greater China	529	311	70%	2,283	2,365	-3%
Asia Pacific & Latin America	462	549	-16%	1,932	1,896	2%
Global Brand Divisions[2]	(1,268)	(1,229)	-3%	(4,841)	(4,262)	-14%
TOTAL NIKE BRAND[1]	1,894	2,008	-6%	8,359	8,406	-1%
Converse	150	165	-9%	676	669	1%
Corporate[3]	(826)	(759)	-9%	(2,840)	(2,219)	-28%
TOTAL NIKE, INC. EARNINGS BEFORE INTEREST AND TAXES[1]	1,218	1,414	-14%	6,195	6,856	-10%
EBIT margin[1]	9.5%	11.6%		12.1%	14.7%
Interest expense (income), net	(28)	40	—	(6)	205	—
TOTAL NIKE, INC. INCOME BEFORE INCOME TAXES	$1,246	$1,374	-9%	$6,201	$6,651	-7%
[1] The Company evaluates the performance of individual operating segments based on earnings before interest and taxes (commonly referred to as "EBIT"), which represents net income before interest expense (income), net and income tax expense. Total NIKE Brand EBIT, Total NIKE, Inc. EBIT and EBIT margin are considered non-GAAP financial measures. Management uses these non-GAAP financial measures when evaluating the Company's performance, including when making financial and operating decisions. Additionally, management believes these non-GAAP financial measures provide investors with additional financial information that should be considered when assessing the Company’s underlying business performance and trends. EBIT margin is calculated as EBIT divided by total NIKE, Inc. Revenues. References to EBIT and EBIT margin should not be considered in isolation or as a substitute for other financial measures calculated and presented in accordance with U.S. GAAP and may not be comparable to similarly titled non-GAAP measures used by other companies.

[2] Global Brand Divisions primarily represent demand creation and operating overhead expense, including product creation and design expenses that are centrally managed for the NIKE Brand, as well as costs associated with NIKE Direct global digital operations and enterprise technology. Global Brand Divisions revenues include NIKE Brand licensing and other miscellaneous revenues that are not part of a geographic operating segment.

[3] Corporate consists primarily of unallocated general and administrative expenses, including expenses associated with centrally managed departments; depreciation and amortization related to the Company’s corporate headquarters; unallocated insurance, benefit and compensation programs, including stock-based compensation; and certain foreign currency gains and losses, including certain hedge gains and losses.